(LETTERHEAD OF DELOITTE & TOUCHE LLP)

Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Westbank Corporation on Form S-8 of our report dated January 25, 2002, appearing in the Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-K of Westbank Corporation for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
July 22, 2002


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